Exhibit 5.1

TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067

September 20, 2021

Lixte Biotechnology Holdings, Inc.

680 East Colorado Blvd., Suite 180

Pasadena, California 91101

Re:	Registration Statement on Form S-3; Shares of Common Stock, $0.0001 par value per share, having an aggregate offering price of up to $10,000,000

Ladies and Gentlemen:

We have acted as counsel to Lixte Biotechnology Holdings, Inc. a Delaware corporation (the “Company”), in connection with the sale by the Company of shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”) having an aggregate offering price of up to $10,000,000, pursuant to (i) a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2021, (ii) a base prospectus (the “Base Prospectus”) and a related prospectus supplement included in the Registration Statement (together with the Base Prospectus, the “Prospectus”), and (iii) a Sales Agreement, dated as of September 20, 2021, and between the Company and WestPark Capital, Inc. (the “ATM Agreement”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the circumstances contemplated by the ATM Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and such Shares will be validly issued, fully paid and nonassessable.

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware, (2) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation; (3) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; and (4) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, electronic, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic and complete; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

This opinion letter is rendered to you in connection with the Registration Statement and may not be relied upon by you for any other purpose. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement and the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TROYGOULD PC
TROYGOULD PC

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